Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to the inclusion of my name in the Form SB-2 Registration Statement and the inclusion of my opinion, in Exhibit 5.1 of the Form SB-2 Registration Statement, filed with the Securities and Exchange Commission as attorney for the registrant, GDJ International Metals Inc.

                  DATED this 23rd day of October, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak